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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 20, 1997, relating to financial statements and financial highlights of the Primary Portfolio, the Government Portfolio, the General Municipal Portfolio, the California Municipal Portfolio, and the New York Municipal Portfolio (constituting OCC Cash Reserves), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
July 2, 1997